Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman

Chief Financial Officer

T:  +352 2469 7950

E:  Michelle.Esterman@altisource.lu

 ALTISOURCE TO WEBCAST ANALYST AND INVESTOR EVENT

Luxembourg, November 27, 2013 - Altisource Portfolio Solutions S.A. (“Altisource” and NASDAQ: ASPS) today announced that it will host an Analyst & Investor event on Tuesday, December 3 and Wednesday, December 4, 2013.

Webcast

Portions of the Analyst & Investor event will be webcast, beginning at 10 a.m. Eastern Time, December 3, 2013. The webcast will be available on Altisource’s website at www.altisource.com through the Investor Relations home page.  Those who want to listen to the webcast should go to the website fifteen minutes prior to the call to register, download and install any necessary audio software. An online replay of the webcast will be available on the website until approximately midnight Eastern Time, December 18, 2013.

About Altisource

Altisource is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries offering both distribution and content. We leverage proprietary business process, vendor and electronic payment management software and behavioral science based analytics to improve outcomes for marketplace participants. Additional information is available at www.altisource.com.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.